Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	New Gold Inc.
Reporting Year	From:	1/1/2023	To:	12/31/2023	Date submitted:	5/23/2024
Reporting Entity ESTMA Identification Number	E741962		• Original Submission ∘ Amended Report
Other Subsidiaries Included (optional field)	N/A

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Keith Murphy				Date	5/21/2024

Position Title	Executive Vice President and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	New Gold Inc.					Currency of the Report		USD
Reporting Entity ESTMA Identification Number	E741962
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name [1]	Departments, Agency, etc… within Payee that Received Payments [2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 3 4
Canada	Animakee Wa Zhing			752,000						752,000
Canada	Anishinaabeg of Naongashiing						420,000			420,000
Canada	Big Grassy First Nation				70,000		205,000			275,000
Canada	Naicatchewenin First Nation			1,870,000			190,000			2,060,000	Bonuses paid in kind through the issuance of Common Shares at the market price on the date of the issuance
Canada	Naotkamegwanning First Nation						515,000			515,000
Canada	Ojibways of Onigaming First Nation						130,000			130,000
Canada	Rainy River First Nation			1,870,000						1,870,000
Canada	Township of Chapple		550,000		110,000					660,000
Canada	Stk'emlupsemc te Secwepemc Nation			2,920,000			780,000			3,700,000
Canada	Government of British Columbia		1,300,000		580,000					1,880,000	Minister of Finance, Commissioner, Mineral Tax Act, Surveyor of Tax, Ministry of Energy and Mines, Ministry of Forest
Mexico	Government of Mexico	Ministry of Finance	90,000		160,000					250,000

Additional Notes:	All payments to governments have been reported in our functional currency USD. Payments denominated in currencies other than USD were translated for this report using the weighted average exchange rate during the 2023 year.

Payments made in CAD were translated for this report using the weighted average exchange rate during the 2023 year of 1 USD /0.7410 CAD

Payments made in MXN were translated for this report using the weighted average exchange rate during the 2023 year of 1 USD /17.74 MXN

[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	New Gold Inc.					Currency of the Report		USD
Reporting Entity ESTMA Identification Number	E741962
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name [1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 2 3
Canada	New Afton	1,300,000	2,920,000	580,000		780,000			5,580,000
Canada	Rainy River	550,000	4,492,000	180,000		1,270,000			6,492,000
Canada	Corporate Office					190,000			190,000	Paid in kind through the issuance of Common Shares at the market price on the date of the issuance
Mexico	Cerro San Pedro	90,000		160,000					250,000

Additional Notes [3]:	All payments to governments have been reported in our functional currency USD. Payments denominated in currencies other than USD were translated for this report using the weighted average exchange rate during the 2023 year.

Payments made in CAD were translated for this report using the weighted average exchange rate during the 2023 year of 1 USD /0.7410 CAD

Payments made in MXN were translated for this report using the weighted average exchange rate during the 2023 year of 1 USD /17.74 MXN

[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.